Exhibit 99.1

OMNIQ Corp. Launches Robust E-Commerce Platform

●	Expected to broaden customer base to include smaller companies in addition to its current base of mostly Fortune 500 firms
●	B2B e-commerce site allows customers to directly purchase cutting edge data collection, rugged handheld computers and mobile peripheral equipment from the most trusted brands with support from OMNIQ’s experienced experts
●	Company anticipates that small and mid-size businesses represent a significant segment of the market and expects to generate growth over the Company’s $52 million in sales for the trailing twelve months ended March 31, 2020

Salt Lake City, UT, July 13, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced that its Quest Solution division has launched an online B2B e-commerce platform www.omniqbarcodes.com offering supply chain hardware solutions from the most trusted brands.

The website presents a clean, uncluttered design, easy functionality and robust content. The website increases efficiency for customers by shortening order cycles and providing a 24/7 real-time solution.

Among the hardware OMNIQ provides, now available on the site, are rugged handheld mobile computers, barcode scanners and printers and RFID devices designed to enhance the productivity of the workforce by providing the ability to collect and track data using integrated features through handheld devices, with the fastest and most dependable wireless connection inside and outside four walls. The industrial-designed devices improve efficiencies by enabling quick and accurate control of data collection, processing, shipping/receiving and warehouse and inventory management.

Shai Lustgarten, President and CEO of OMNIQ, stated, “We’ve built our success partnering with and addressing the needs of some of the leading Fortune 500 companies. Our new robust, user-friendly e-commerce site, www.omniqbarcodes.com is designed to target middle range and smaller customers that represent a significant market share with different procurement characteristics. The new site enhances our customers’ experience by providing 24/7 access to our comprehensive selection of top brands while fostering an efficient ‘one-stop-shopping’ capability. The launch of our e-commerce capability is an exciting new feature reflecting our focus on technology innovation, as well as marketing and sales channels, to address new segments in the marketplace and generate growth for the company.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com